UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

DIGITAL ALLY, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

9705 Loiret Boulevard

Lenexa, KS 66219

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2016, Digital Ally, Inc. (the “Company”) completed a private placement (the “Private Placement”) of $4.0 million in principal amount of 8% Senior Secured Convertible Debentures (the “Debentures”) and common stock warrants (the “Warrants”) to two institutional investors. The Debentures and Warrants were issued pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and the purchasers signatory thereto (the “Holders”). The Private Placement resulted in gross proceeds of $4.0 million before placement agent fees and other expenses associated with the transaction. The proceeds will be used for general corporate purposes. WestPark Capital acted as Placement Agent for the Company in the transaction and received a fee of $200,000 for its services. In addition, it will receive a fee of 3% of the gross proceeds the Company derives from the exercise of the Warrants.

Prior to the maturity date, the Debentures bear interest at 8% per annum with interest payable in cash quarterly in arrears on the first business day of each calendar quarter following the issuance date. The Debentures rank senior to the Company’s existing and future indebtedness of the Company and are secured to the extent and as provided in the security and related documents attached hereto as Exhibits 10.66 through 10.70.

The Debentures are convertible at any time six months after their date of issue at the option of the holders into shares of the Company’s common stock at $5.00 per share (the “Conversion Price”). The Debentures mature on March 30, 2018. The Warrants are exercisable to purchase up to an aggregate of 800,000 shares of the Company’s common stock commencing on the date of issuance at an exercise price of $5.00 per share (the “Exercise Price”). The Warrants will expire on the fifth anniversary of their date of issuance. The Conversion Price and Exercise Price are subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

At any time after issuance of the Debentures the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered under the Debentures, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding principal amount of the Debenture for cash in an amount equal to the Optional Redemption Amount on the 30th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date,” such 30 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is the sum of (a) 112% of the then outstanding principal amount of the Debenture, (b) accrued but unpaid interest and (c) all liquidated damages and other amounts due in respect of the Debenture, if any. The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Company shall deliver a written notice to the Holder of any such failure and the Optional Redemption shall be void unless such failure is waived in writing by the Holder.

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Additionally, if following the six-month anniversary of the Original Issue Date, the VWAP, as defined in the Debenture, for each of any ten (10) consecutive Trading Days (the “Threshold Period”, which period commences after such six-month anniversary) exceeds $7.50, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date, the Company may, within one Trading Day after the end of any such Threshold Period, deliver a written notice to the Holder (a “Forced Conversion Notice” and the date such notice is delivered to the Holder, the “Forced Conversion Notice Date”) to cause the Holder to convert all or part of the then outstanding principal amount of the Debenture plus accrued but unpaid interest, liquidated damages and other amounts owing to the Holder under the Debenture. The Company may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Company shall not be effective, unless all of the Equity Conditions are met (unless waived in writing by the Holder) on each Trading Day occurring during the applicable Threshold Period through and including the later of the Forced Conversion Date and the Trading Day after the date such Conversion Shares pursuant to such conversion are delivered to the Holder. The Debenture holders shall have the right to convert any or all of the amount to be redeemed into common stock prior to redemption.

The Equity Conditions include (i) in connection with an Optional Redemption pursuant to Section 6(a) of the Debentures, the daily dollar trading volume for the Common Stock on the principal Trading Market exceeds $100,000 per Trading Day or (ii) in connection with a Forced Conversion pursuant to Section 6(c) of the Debentures, the daily dollar trading volume for the Common Stock on the principal Trading Market exceeds $500,000 per Trading Day.

Upon the occurrence of an event of default under the Debentures, the Debentures bear interest at 18% per annum and a Debenture holder may require the Company to redeem all or a portion of its Debenture. Upon certain events of default, the Conversion Price shall be adjusted to equal the lesser of (i) the Conversion Price and (ii) 30% of the three (3) lowest VWAPs of the Common Stock during the ten (10) Trading Day Period immediately preceding the delivery of the applicable Notice of Conversion.

The Company has agreed to maintain cash balance of $500,000 while the Debentures are outstanding. A Holder has no right to convert the Debenture or exercise the Warrant to the extent that such conversion or exercise would result in the Holder being the beneficial owner in excess of 4.99% (or, upon election of purchaser, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

If, during the period beginning on the closing date and ending on the one-year anniversary of the closing date, the Company offers, sells, grants any option to purchase, or otherwise disposes of any of its or its subsidiaries’ equity or equity equivalent securities (a “Subsequent Placement”), the Holders will have the right to participate for 50% of any such future Subsequent Placement.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and were made without any form of general solicitation and with full access to any information requested by the investor regarding the Company or the securities offered in the Private Placement.

The foregoing does not purport to be a complete description of the Purchase Agreement, the Debentures, the Warrants, the Security Agreement and the Subsidiary Guarantee and is qualified in its entirety by reference to the full text of such documents, which are attached as Exhibits 10.66, 10.67, 10.68, 10.69, 10.70, respectively, to this Form 8-K and are incorporated by reference herein.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

	By:	/s/ Stanton E. Ross
Stanton E. Ross
Chief Executive Officer

Date: January 3, 2017

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EXHIBIT INDEX

Exhibit Number	Description

10.66	Form of Securities Purchase Agreement

10.67	Form of 8% Senior Secured Convertible Debenture

10.68	Form of Common Stock Purchase Warrant

10.69	Form of Security Agreement

10.70	Form of Subsidiary Guarantee

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